ASSIGNMENT OF GENERAL PARTNER INTEREST

        THIS ASSIGNMENT OF GENERAL PARTNER INTEREST (this "ASSIGNMENT") is made and entered into this 4th day of May, 1998, by and between Cliffwood Energy Company, a California corporation ("ASSIGNOR"), and Cliffwood Oil & Gas Corp., a Texas corporation ("ASSIGNEE").

                                    RECITALS:

               A. Reference is hereby made to the Cliffwood Acquisition - 1996 Limited Partnership, a Texas limited partnership (the "PARTNERSHIP"). The Partnership is governed by that certain Agreement of Limited Partnership dated as of September 27, 1996, as amended (the "PARTNERSHIP AGREEMENT").

               B. Assignor is the sole general partner of the Partnership and is the record and beneficial owner of an interest in the Partnership as a general partner (such general partner interest being called the "INTEREST").

               C. Assignor desires to assign the Interest to Assignee, and Assignee desires to accept the Interest from Assignor, on the terms and conditions set forth herein.

                                   AGREEMENT:

               NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Assignor and Assignee do hereby agree as follows:

               1. ASSIGNMENT. Assignor hereby transfers and assigns the Interest to Assignee, together with all of their respective rights and obligations as a general partner of the Partnership appurtenant thereto, it being the intention of Assignor and Assignee that Assignee shall become a substituted general partner of the Partnership in place of Assignor.

               2. ACCEPTANCE. Assignee hereby accepts the Interest and agrees to become a substituted general partner of the Partnership in place of Assignor with respect to the Interest and agrees to be bound by all of the terms and provisions of the Partnership Agreement.

               3. EFFECTIVE DATE. The transactions contemplated hereby shall be effective as of 12:01 o'clock a.m., Central Standard Time, on April 1, 1998 (the "EFFECTIVE DATE").

               4. ASSUMPTION AND INDEMNIFICATION. Assignor agrees to indemnify and hold Assignee and its shareholders, directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise


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relating to the ownership of the Interest before the Effective Date. Assignee agrees (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership of the Interest after the Effective Date and (b) to indemnify and hold Assignor, its shareholders, directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership of the Interest after the Effective Date.

               5. BINDING EFFECT; SUCCESSORS AND ASSIGNS; AMENDMENTS. This Assignment shall be binding on the parties hereto and their respective successors and assigns. This Assignment may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the parties hereto.

               6. SEVERABILITY. If any provision of this Assignment is held to be unenforceable, this Assignment shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Assignment shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

               7. NO WAIVER. The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

               8. COUNTERPARTS. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

               9. GOVERNING LAW. This Assignment shall be governed by the laws of the State of Texas.

               10. AGREEMENT OF LIMITED PARTNERS; AGREEMENT OF TEXOIL.

               (a) By their respective signatures below, Energy Capital Investment Company PLC, an English investment company, and EnCap Equity 1996 Limited Partnership, a Texas limited partnership, in their capacities as the limited partners of the Partnership (the "LIMITED PARTNERS"), hereby acknowledge and agree as follows: (i) the terms and provisions of the Partnership Agreement have either been complied with or waived with respect to the transfer and assignment of the Interest by Assignor


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        to Assignee; (ii) Assignee shall be substituted as general partner of the Partnership in place of Assignor with respect to the Interest (and the Limited Partners hereby grant their consent thereto for purposes of compliance with the Partnership Agreement); and (iii) the execution and delivery by Assignor and Assignee of this Assignment shall be sufficient to effect the above described substitution. By their respective signatures below, the Limited Partners hereby waive the obligations of Assignee under that certain Guaranty and Support Agreement dated September 27, 1996 (the "GUARANTY"), and executed by Assignee in favor of the Partnership and the Limited Partners.

               (b) By its respective signature below, Texoil, Inc., a Nevada corporation and the owner of 100% of the issued and outstanding capital stock of Assignee ("PARENT"), hereby covenants and agrees for the benefit of the Partnership and the Limited Partners as follows: (i) that if, at any time, Assignee's net worth (as determined in accordance with generally accepted accounting principles) is less than $5,000,000, Parent will, upon request of the Limited Partners by notice in writing to Parent, execute and deliver a guaranty and support agreement in form and scope reasonably acceptable to the Limited Partners (it being agreed, however, that the execution and delivery by Parent of a guaranty and support agreement substantially in the form of the Guaranty (with appropriate changes for name and dates) shall be deemed reasonably acceptable to the Limited Partners); and (ii) that it understands that the Limited Partners would not be willing to execute and deliver this Assignment without the covenants and agreements of Parent herein and that such covenants and agreements are being made to induce the Limited Partners to execute and deliver this Assignment.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Assignment as of the date set forth above.

                                            ASSIGNOR:

                                            CLIFFWOOD ENERGY COMPANY

                                            By: ____________________________

                                            Name: Frank A. Lodzinski
                                            Title: President

                                            ASSIGNEE:

                                            CLIFFWOOD OIL & GAS CORP.

                                            By: ________________________________

                                            Name: Frank A. Lodzinski
                                            Title: President

ACCEPTED AND AGREED TO
BY THE LIMITED PARTNERS
AS OF THE DATE SET FORTH ABOVE:

ENCAP EQUITY 1996 LIMITED PARTNERSHIP

By:     ENCAP INVESTMENTS L.C.

By: ________________________
Name: Robert L. Zorich
Title: Managing Director

ENERGY CAPITAL INVESTMENT COMPANY PLC

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By: ____________________________________
Name: Gary R. Petersen
Title: Director

ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

TEXOIL, INC.

By: _______________________________
Name: _____________________________
Title: _______________________

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